Exhibit 10.1
KFORCE INC.
2023 STOCK INCENTIVE PLAN
PERFORMANCE-BASED STOCK AWARD AGREEMENT

Grantee:
Type of Award:	Performance-Based Stock
Date of Grant:
Grant (# of awards):
Fair Market Value on Date of Grant:
Kforce Inc. (the “Firm”), pursuant to its 2023 Stock Incentive Plan (the "Plan"), hereby grants to stated Grantee the award of performance-based stock summarized above (the “Award”). The Award is subject to the terms and conditions set forth within the Plan, and capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
Vesting
The performance-based stock subject to the Award are subject to forfeiture until they vest. Except as otherwise provided herein, the Award will vest and become nonforfeitable, if at all, in accordance with the terms and conditions of the Plan and as follows:
•Time Vesting. Fifty percent (50%) of the performance-based stock subject to the Award, will vest on October 31, 2034 (the 10th anniversary of the Award).
•Performance Vesting. Fifty percent (50%) of the performance-based stock subject to the Award, will vest on the last day of the calendar month following the achievement of Performance Goal(s) in accordance with Exhibit I (the "Performance Vesting Date") within the initial term of ten (10) years, as evidenced by the filing with the Securities and Exchange Commission of the Firm’s Form 10-K or Form 10-Q.
The number of performance-based stock subject to the Award that actually vest and become nonforfeitable under this Agreement shall be (i) subject to the Grantee’s satisfaction of the requirements of the terms of the Plan and this Agreement, including the requirements related to Continuous Status as an Employee or Consultant as set forth in Section 5 of the Plan; and (ii) shall be rounded to the nearest whole share.
Other Terms
The following “Other Terms” are applicable to this award unless otherwise addressed in an employment agreement between the employee and the Firm.
In the case of a change in control, death of the Grantee or total and permanent disability (as defined in the Plan), the unvested portion of the award shall vest immediately. If the Grantee voluntarily resigns or is terminated with or without cause, the unvested portion of the award shall be forfeited immediately.
Dividend Rights
The following dividend rights apply to the unvested performance-based stock subject to the Award:
☒ Right to dividends or dividend equivalents1
☐ No right to dividends or dividend equivalents rights2
83(b) Election
In order for an election pursuant to IRS Code 83(b) to be valid, you are required to provide a signed election form to Kforce. Please consult your tax advisor prior to making any such 83(b) election.

General Disclaimer
The Firm undertakes no duty or responsibility for providing periodic updates to you in the future as it relates to this award.
Approval of Award (Grantor):

________________________________________	________________________________________
(Name Printed)	(Signature)
Acceptance of Award (Grantee):

________________________________________	________________________________________
(Name Printed)	(Signature)
* By signing this Award Agreement, you acknowledge receipt of the (i) Prospectus covering common stock issuable upon the exercise of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards granted under the 2023 Stock Incentive Plan and (ii) a copy of our Annual Report for our most recently completed fiscal year.

1 The Firm shall make any payments related to dividends declared in additional performance-based stock, which shall be treated as part of the grant of the underlying performance-based stock subject to the Award. The grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying performance-based stock are forfeited or become nonforfeitable.
2 The grantee shall not be entitled to any future payments to compensate the grantee for the award not containing dividend rights.

KFORCE INC.
2023 STOCK INCENTIVE PLAN
PERFORMANCE-BASED STOCK AWARD AGREEMENT

EXHIBIT I
Performance Goal(s)
Consistent with the terms of the Performance-Based Stock Award Agreement, performance-based stock, representing fifty percent (50%) of the performance-based stock subject to the Award, will vest only if the Firm attains at least ten percent (10.0%) Operating Margin upon achieving $2,100,000,000 ($2.1B) in Annual Revenue or less during a Performance Period. The Firm shall certify the achievement of the Performance Goal(s) in accordance with the Plan and this Exhibit I following the last day of each Performance period.
“Operating Margin” means operating margin as stated by the Firm in its financial results as issued by the Firm with respect to the relevant Performance Period. The result in a Performance Period may be adjusted for any unusual or non-recurring adjustments.
“Annual Revenue” means annual revenue as stated by the Firm in its financial results as issued by the Firm with respect to the relevant Performance Period.
“Performance Period” means a 12-month period that can be the Firm’s fiscal year (January 1st to December 31st), or a trailing 12-month period of time ending on the last day of the Firm’s fiscal quarter.